Exhibit 99.1

Media Contact:

Garet Hayes; Aaron’s Director of Public Relations; 678-402-3863 or garet.hayes@aarons.com

Aaron’s, Inc. Names John W. Robinson III Chief Executive Officer

ATLANTA (Nov. 10, 2014) — Aaron’s, Inc. (NYSE: AAN), a lease-to-own retailer specializing in the sales and lease ownership of furniture, consumer electronics, home appliances and accessories, announced today that John W. Robinson III, Executive Vice President of Aaron’s, Inc. and Chief Executive Officer of Progressive Leasing, has been named Chief Executive Officer of Aaron’s, Inc., effective today. Robinson will also become a member of the Company’s Board of Directors. Gil Danielson, who served as interim Chief Executive Officer of Aaron’s, Inc., will remain Executive Vice President and Chief Financial Officer.

Ray Robinson, Chairman of Aaron’s Board of Directors, said, “The Board and management team worked closely with John throughout the past year, before, during and after the acquisition of Progressive. His experience in the RTO industry and his vision for positioning Aaron’s for continued success will help drive the Company forward as we leverage our broad retail footprint, our leadership in virtual RTO and our strong franchisee relationships.”

“We also want to thank Gil Danielson for his outstanding leadership as interim Chief Executive Officer,” continued Ray Robinson. “Gil’s experience as the Company’s Chief Financial Officer for more than 24 years has been an asset as we focus on reaching our business objectives while smoothly transitioning John into this leadership role.”

“Aaron’s is working hard on creating the best RTO experience available for our customers,” said John Robinson, Aaron’s new Chief Executive Officer. “I’m energized and look forward to continuing the work that we’ve already begun to meet our customers’ changing needs through a fully-developed omni-channel platform. We are making good progress on our goals and continue to focus on driving improved results for shareholders.”

Under Robinson’s leadership, Progressive Leasing has experienced exceptional growth. The Company’s annual revenue has increased from approximately $228 million when he joined in 2012 to close to $700 million expected in 2014.

The Board of Directors of Aaron’s, Inc. began an extensive search to fill the position when Ron Allen retired as the Company’s Chief Executive Officer on August 31, 2014. The Board retained Spencer Stuart, a leading executive recruiting firm, to assist in the process of identifying Allen’s successor. The search process included a full review of both internal and external candidates.

Robinson is the former President and Chief Operating Officer of TMX Finance LLC (dba TitleMax), one of the largest auto title lenders in the U.S. He joined TitleMax as Chief Operating Officer in 2004 and was appointed President in 2008. From 2004 until his departure in December 2011, Robinson helped grow TitleMax from approximately 100 stores to more than 750 stores. Previous to TMX, he worked in the investment banking groups at Morgan Stanley, Lehman Brothers, and Wheat First Butcher Singer where he developed significant expertise while following the RTO industry. Robinson holds a Bachelor of Arts degree from Washington & Lee University, cum laude, and an MBA from the Tuck School of Business at Dartmouth College where he was a Tuck Scholar. Additionally, Robinson earned his Chartered Financial Analyst designation.

-MORE-

About Aaron’s, Inc.

Aaron’s, Inc. (NYSE: AAN), a leader in the sales and lease ownership and specialty retailing of furniture, consumer electronics, home appliances and accessories, currently has more than 2,100 Company-operated and franchised stores in 48 states and Canada. Aaron’s was founded in 1955, is headquartered in Atlanta and has been publicly traded since 1982. Progressive Leasing, a wholly-owned subsidiary and leading virtual lease-to-own company, provides lease-purchase solutions through approximately 15,000 retail locations in 46 states. Aaron’s, Inc. includes the Aarons.com, ShopHomeSmart.com and ProgLeasing.com brands. For more information, visit www.aarons.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding Aaron’s, Inc.‘s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “will,” “may,” “expect,” “forecast,” “guidance”, “intend,” “believe,” “could,” “project,” “estimate,” “anticipate,” “should” and similar terminology. These risks and uncertainties include factors such as changes in general economic conditions, competition, pricing, legal and regulatory proceedings, customer privacy, information security, customer demand, the integration of the Progressive acquisition, the execution and results of our new strategy, risks related to Progressive’s “virtual” lease-to-own business with which we may be unfamiliar, and the other risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as updated in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014. Statements in this release that are “forward-looking” include, without limitation: strengthening Aaron’s core business, engaging innovative synergies, the Company’s planned achievement of its business objectives, improved results for shareholders and reaching additional customers who previously did not have access to the RTO offering. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

###